Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-119265) of Corporate Property Associates 16 – Global Incorporated of our report dated February 29, 2012 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 29, 2012